UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

1LIFE HEALTHCARE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39203	76-0707204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Embarcadero Center, Suite 1900 San Francisco, CA		94111
(Address of Principal Executive Offices)		(Zip Code)

(415) 658-6792

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2020, 1Life Healthcare, Inc. completed the previously announced private offering of $275,000,000 aggregate principal amount of 3.00% Convertible Senior Notes due 2025, or the Notes.

The Notes were issued pursuant to an Indenture, dated May 29, 2020, or the Indenture, between us and U.S. Bank National Association, as trustee.  The Notes bear interest at a rate of 3.00% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2020. The Notes will mature on June 15, 2025, unless earlier converted, redeemed or repurchased. The Notes are convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding March 15, 2025 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period, or the measurement period, in which the trading price (as defined below) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after March 15, 2025 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances.  Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

The conversion rate will initially be 22.5052 shares of our common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $44.43 per share of our common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be.

We may not redeem the Notes prior to June 20, 2023. We may redeem for cash all or any portion of the Notes, at our option, on or after June 20, 2023 and prior to March 15, 2025, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If we undergo a “fundamental change” (as defined in the Indenture), then, subject to limited exceptions, holders may require us to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days; (2) default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) our failure to comply with our obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days; (4) our failure to give a fundamental change notice, notice of a make-whole fundamental change (as defined in the Indenture) or notice of a specified corporate transaction, in each case when due and such failure continues for one (1) business day; (5) our failure to comply with our obligations under the Indenture with respect to consolidation, merger and sale of our assets; (6) our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of our other agreements contained in the Notes or Indenture; (7) default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of us or any of or significant subsidiaries. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes are our general unsecured obligations and rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of our liabilities that are not so subordinated; effectively junior to any of our secured indebtedness, including secured indebtedness outstanding under our senior secured credit facility, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of any of our future subsidiaries.

A copy of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

In connection with the issuance and sale of the Notes, we entered into a consent and fourth amendment to our amended and restated loan and security agreement, dated as of January 26, 2015, by and between us and Silicon Valley Bank, or our senior secured credit facility, pursuant to which Silicon Valley Bank consented to the sale and issuance of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

We entered into a purchase agreement, dated May 26, 2020, or the Purchase Agreement, with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named in the Purchase Agreement, or the Initial Purchasers, relating to the sale by us of the Notes.  We offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and for resale by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Purchase Agreement includes customary representations, warranties and covenants by us and customary closing conditions. We relied on the exemptions from registration set forth above based in part on representations made by the Initial Purchasers in the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

The net proceeds to us from the issuance of the Notes were approximately $266.6 million, after deducting the Initial Purchasers’ discounts and commissions and estimated expenses payable by us. We intend to use the net proceeds from the offering and sale of the Notes for general corporate purposes, including working capital, business development, sales and marketing activities and capital expenditures.  We may also use a portion or all of the net proceeds for acquisitions or strategic investments in complementary businesses, services, products or technologies. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time.

The shares of our common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of common stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements concerning the offering of the Notes and our expectations regarding the net proceeds from the offering and use of those net proceeds. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “expect,” “intend,” “may,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ from our plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in our filings and reports with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other filings that we make from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. In addition, forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that we believe to be reasonable as of the date of this Current Report on Form 8-K. We assume no obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise, except as required under applicable law.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of May 26, 2020, by and between 1Life Healthcare, Inc. and U.S. Bank National Association, as Trustee.
4.2	Form of Global Note, representing 1Life Healthcare, Inc.’s 3.00% Convertible Senior Notes due 2025 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

1LIFE HEALTHCARE, INC.

	By:	/s/ Bjorn Thaler
Dated: May 29, 2020		Bjorn Thaler
Chief Financial Officer

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